CONSENT OF COUNSEL

INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Prospectus for Invesco Dynamic Credit Opportunities Fund (the “Fund”) included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-206401), and Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22043), on Form N-2 of the Fund, filed with the Securities and Exchange Commission on August 14, 2015.

/s/ Stradley Ronon Stevens & Young, LLP

Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania

June 26, 2017